UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors;
(d)
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Christopher Park was selected by the company as an additional director effective 23 June 2021. Mr. Park is a Chartered Professional Accountant (CPA, CGA) with several years of executive financial management experience within the mining industry which encompasses financial reporting, internal controls, taxation and treasury management with companies ranging from grassroots exploration to mine development to production.  He has held a number of positions with mining companies which include Corporate Controller and Chief Financial Officer positions.  Most recently he was Chief Financial Officer of Northern Vertex Mining Corp. during the period the Company constructed the Moss Mine and transitioned to commercial production. Mr. Park’s addition is a perfect match for the Company and fulfills the requirement of the SEC of having a financial expert on the board that can serve on various required committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021

UNITED STATES ANTIMONY CORPORATION

By:	/s/ John C. Gustavsen
Name:	John C. Gustavsen
Title:	Interim C.E.O.